Exhibit 10.13

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION COPY

FORM OF GAS RISK MANAGEMENT ADVISORY AGREEMENT

This Form of Agreement is made and effective into as of the          day of                     , 2006, by and between CARGILL COMMODITY SERVICES INC., a Delaware corporation, doing business as CARGILL ENERGY SERVICES (the “Advisor” or “CES”),                        , a Delaware limited liability company (the “Client”), and CARGILL, INCORPORATED, a Delaware corporation (“Cargill”).

WITNESSETH

WHEREAS, CES is a commodity trading advisor and introducing broker registered with the Commodity Futures Trading Commission (“CFTC”) and a member of the National Futures Association;

WHEREAS, Client desires to obtain the benefit of CES’ knowledge and experience by retaining the Advisor to provide energy risk management advice (the “Advisory Program”);

WHEREAS, CES desires to provide such advisory services upon the terms and conditions set forth herein;

WHEREAS, Client intends to construct, own and operate a commercial facility at                          that will produce denatured fuel-grade ethanol (as such plant may be expanded or upgraded according to the terms of Corn Supply Agreement, the “Ethanol Facility”), which Ethanol Facility is anticipated to produce approximately 100 million gallons per year; and

WHEREAS, Cargill and Client are parties to that certain Base Contract for the Purchase and Sale of Natural Gas dated as of the date hereof (together with the related Cargill Incorporated Special Provisions NAESB, the “NAESB Agreement”), pursuant to which Cargill has agreed to supply Client with Gas (as defined therein) for operation of Client’s Ethanol Facility.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Terms and Conditions. The Parties have executed a Master Services Agreement of even date herewith (as amended from time to time, the “Master Agreement”). The terms and conditions of the Master Agreement are incorporated herein by this reference. To the extent any provision of the Master Agreement conflicts with any provision contained herein, the provision contained herein will control. Terms capitalized but not defined in this Agreement shall have the meanings ascribed to them by the Master Agreement.

2. Advisory Services. Client hereby retains CES to provide risk management advisory services designed to assist Client in reducing its exposure to volatility in Gas markets, and ultimately, to reduce Client’s overall Gas costs (the “Advisory Services”). CES will provide such advice based in part on market direction information received from energy traders and marketers employed by Cargill. CES’ advice will consist of a customized analysis of Client’s energy portfolio, CES’ view of market conditions and trends and related information, and corresponding advice regarding the use of risk management tools such as futures transactions, swaps, futures options, futures and futures option derivatives, also known as over-the-counter transactions (“OTC Transactions”) and/or combinations thereof (“Risk Management Transactions”). CES, together with the Client, has developed a customized gas purchase and hedging strategy and budget for the Client which includes (among other matters) the use of OTC Transactions and Risk Management Transactions, and which covers an annual operational period as specified therein. The hedging strategy and budget will be reviewed and updated by mutual agreement of the Parties at least sixty (60) days prior to the expected Start-Up Date for the Ethanol Facility, and thereafter on an annual basis at the times specified therein. The approved strategy and budget, as so updated, is referred to in this Agreement as the “Risk Management Plan”.

3. Term of Agreement; Early Termination.

(a) The term of this Agreement shall be an initial period of ten (10) years commencing on the Start-Up Date for the Ethanol Facility (the “Initial Term”), subject however to early termination pursuant to Section 3(b), Section 3(c), or Section 15 hereof. At the request of either Party, during the six-month period prior to the end of the fifth (5th) year of the Initial Term, the Parties shall meet and review the terms and conditions of this Agreement and the compensation paid to CES hereunder, and, if necessary or appropriate in the opinion of either Party, enter into good faith discussions regarding potential modifications as necessary or appropriate to ensure that this Agreement is fair and equitable to both Parties. It is understood and agreed, however, that even if the Parties are unable to agree on any modifications, this Agreement will nevertheless remain in effect for the remainder of the Initial Term.

(b) Client will have the right to terminate this Agreement prior to the end of the Initial Term, if the average of the “Monthly Actual Risk Management Price” (as defined in Exhibit A) in any six (6) consecutive calendar month period during the Initial Term exceeds by more than [*] percent ([*]%) the average of the “Monthly Benchmarked Price” (as defined in Exhibit A) for natural gas recorded during this same period. In the event Client desires to terminate this Agreement pursuant to this paragraph, Client shall provide written notice of termination to CES within sixty (60) days after the end of the six (6)-month period giving rise to the termination right, and the written notice of termination shall specify a termination date no earlier than fifteen (15) days after the date of the termination notice. As promptly as practicable after any such termination, all outstanding Risk Management Transactions between the two parties shall be financially settled as of the termination date pursuant to the terms of the agreements governing those transactions, and such termination shall not relieve Client of its obligation to pay to CES any amounts due CES under this Agreement.

(c) CES or Cargill may terminate this Agreement prior to the end of the Initial Term under the circumstances and in the matter provided in Section 3 of the Master Agreement.

*	Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

4. Compensation. As compensation for the advisory services to be performed by CES, Client agrees to pay CES as set forth in Exhibit A, attached and hereby incorporated into this Agreement by this reference.

5. CES’ Duties. CES shall provide the following to Client:

(a) Market information:

CES will provide weekly Gas market updates by e-mail.

CES will provide monthly reviews of Gas market fundamentals and perspectives.

(b) Administrative Support:

CES will assist Client in budget preparation by providing customized Gas market-based cost estimates for locations serviced by the Advisory Program.

CES will provide access to a password-protected web site that displays Gas market information and personalized management reports.

CES will provide customized accounting and management reports including:

Monthly accruals for financial and physical Gas transactions.

Gas consumption forecasts by location and by month.

Profit and loss statements pertaining to Risk Management Transactions.

Prospective Gas costs by location.

(c) Risk Management Advisory Services:

CES will manage Client’s Gas price risk management activities by designing and executing on Gas risk management strategies on Client’s behalf intended to reduce Client’s exposure to volatility in Gas prices. Specifically, CES will effect Risk Management Transactions on behalf of Client (without Client consultation, except to the extent such consultation is required by the Risk Management Plan) within the parameters specified in the Risk Management Plan and in a manner consistent with the principles established in the Risk Management Plan, as contemplated and authorized by the Power of Attorney for OTC Transactions document of even date herewith, attached and hereby incorporated into this Agreement by this reference as Exhibit B. Risk Management Transactions will typically be in the form of OTC Risk Management Transactions that Client will enter into with Cargill. The parties will include mutually agreed upon price parameters and hedging limitations in the Risk Management Plan.

6. Client Duties. Client agrees to:

(a) provide CES with monthly Gas consumption forecasts for all business locations covered by the Advisory Program, with monthly forecasts to be projected out for two (2) years from the date of the report. In addition, Client shall provide CES with timely notification of potential material changes to its consumption forecasts.

(b) provide appropriate personnel as is necessary to work with CES to effectively implement the Advisory Program.

(c) reimburse Cargill for all reasonable and customary third party brokerage expenses incurred by CES or Cargill in executing Risk Management Transactions on Client’s behalf within any parameters established in the Risk Management Plan.

7. Standard of Liability; Risk of Loss. Client represents and warrants that it understands the risks involved with the Advisory Program, including, without limitation, the risks set forth in the Risk Disclosure Statement, attached hereto as Exhibit C; the possibility that an entire investment may be lost and that liability could exceed Client’s expectations or that the assets in Client’s brokerage account (in the event that such an account has been opened to facilitate exchange-based futures transactions); the fact that such brokerage account will be subject to brokerage commissions regardless of whether profits are earned; that even if best efforts are used to close out all positions in the account at a particular time, there is no assurance that any such open positions will be closed out without incurring additional losses; and that certain fees for CES’s advisory services will be charged regardless of whether the Advisory Program as a whole is successful. The Advisor makes no guarantee that its Advisory Program will result in a profit or will not result in a loss for Client. CES, its principals, officers, employees, agents and affiliates shall not be liable, responsible or accountable in damages or otherwise to Client, its affiliates, successors or assigns in connection with this Gas Risk Management Advisory Agreement except with respect to willful misconduct or bad faith on the part of CES, or any breach by CES of its obligation to effect Risk Management Transactions only within the parameters specified in the Risk Management Plan as specified in Section 5(c), or a breach of CES’s agreements specified in Section 8; other than in such circumstances, all advice provided to Client pursuant to the Advisory program is at Client’s risk, and Client shall be solely liable for any losses it incurs in connection therewith under all circumstances. Client is willing and financially able to sustain such losses should they occur. CES shall not be liable to Client for the loss of any margin deposits or other Client funds or property that is the direct or indirect result of the bankruptcy, insolvency, liquidation, receivership, custodianship or assignment for the benefit of creditors of any bank, clearing or other broker, exchange, clearing organization or similar entity.

8. Advisory Services to Various Clients. Client understands that CES may advise a variety of clients with differing degrees of risk tolerance. It is understood that such variation may result in substantial differences between the results achieved by Client and the results achieved by other clients advised by CES. CES hereby agrees that under no circumstances will it knowingly recommend or use strategies for Client that are inferior to strategies recommended or used for any other similarly situated client advised by CES, nor will it knowingly or deliberately favor any client advised by CES over Client in any way or manner.

9. Confidentiality. CES agrees to respect and protect the confidentiality of information pertaining to the Client. Client agrees to respect and protect the confidentiality of CES’ strategies to the fullest extent practicable. Client shall (1) limit access to and knowledge of CES’ advice, positions, trades and trading methods to those with a reasonable need to know, (2) prevent others under its control from knowingly duplicating in other accounts the positions and trades recommended to Client, and (3) shall not duplicate, reprint or resell any of the advice or the printed material provided to Client by CES except with CES’ advance written notice. Notwithstanding the foregoing, Client and CES acknowledge and agree that (a) Client may provide such information to any wholly-owned Affiliate which owns or operates an ethanol production facility, for which Cargill and the Affiliate have entered into agreements similar in nature to the Goods and Services Agreements, provided that such Affiliate agrees to be bound by the terms hereof or otherwise agree to maintain the confidential nature of such information, and provided further, that Client may no longer provide such information to the owner of such ethanol production facility after the owner is no longer wholly-owned by the Client, (b) Client may provide such information to the Financing Parties, to rating agencies, to Persons to which offering statements or other disclosure documents associated with the private or public offering of debt securities by or on behalf of Client are provided, to financial institutions and other Persons providing or expressing interest in providing debt financing or refinancing, lease financing and/or credit support in connection with the construction and operation of the Ethanol Facility, and to Persons that are potential equity participants or transferees or purchasers of the Ethanol Facility, provided that such Person executes a confidentiality agreement in substantially the form of Exhibit A to the Master Agreement in which such Person agrees (i) to be bound by the terms hereof or otherwise agree to maintain the confidential nature of such information, and (ii) to use such information only for purposes of evaluating their investment or other involvement in the Ethanol Facility, and (c) each Party may provide such information to its board members and equity owners consistent with its internal governance practices.

10. Exclusivity. During the term of this Agreement, including any renewal terms, CES will have the exclusive right to provide the Advisory Services to Client; provided, however, Client may arrange OTC Transactions with any third party as long as the counterparty meets CES’s credit standards and the OTC Transaction is executed through Cargill.

11. Margining/Collateral. All Risk Management Transactions shall be subject to those certain margining and collateral requirements set forth in the Master Agreement, which requirements shall govern collateral requirements, margin calls, and other credit-related terms and conditions of all Risk Management Transactions where Cargill is a direct counterparty to Client.

12. Notices. All notices, demands and other communications made hereunder shall be in writing and shall be deemed to have been duly given if hand delivered or mailed by registered mail to the address stated herein, or to such other address as the parties may hereafter direct in writing:

If to CES:	Cargill Energy Services

RMFS/153 12700 Whitewater Drive Minnetonka, MN 55343 P.O. Box 9300 Minneapolis, MN 55440 Telecopier No.: 952/404-6156 Attn: CES Manager

If to Client:	__________________________ 4311 Oak Lawn Avenue, Suite 650 Dallas, TX 75219 Attn: President Fax: (214) 520-2578

13. Governing Law. This Agreement shall be construed and governed by, the laws of the State of New York without regard to principles of conflict of laws, except as otherwise provided in Exhibit D with respect to arbitration. If any one or more of the provisions of this Agreement should be held to be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their permitted successors and assigns. Neither Party may assign this Agreement except as permitted by the Master Agreement. Client may assign this Agreement to the Financing Parties as security for financing the Ethanol Facility. The Financing Parties may further assign this Agreement upon foreclosure or assignment in lieu of foreclosure to any Person which has acquired the Ethanol Facility; provided, however, that lenders shall not assign this Agreement to any of any Prohibited Party. All other assignments by Client require the consent of CES, not to be unreasonably withheld.

15. Events of Default and Termination Upon Event of Default.

(a) Events of Default. The occurrence at any time with respect to a party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party:

(i) Failure to Pay. Failure by the party to make when due, any payment, including any undisputed portion of an invoice, under this Agreement if such failure is not remedied on or before the next business day after notice of such failure is given to the party; provided, however, that it shall not constitute an event of default under this Agreement for the party to fail to make a payment while such party’s obligation to make such payment is being contested in good faith by such party provided that any undisputed portion of such payment has been made;

(ii) Breach of Agreement. Failure by the party to comply in any material respect with any provision of or perform any material obligation (other than an obligation to make any payment under this Agreement) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirty (30) days after notice of such failure is given to the party;

(iii) Bankruptcy. The party files a petition in bankruptcy, has filed against it an involuntary petition in bankruptcy, makes an assignment for the benefit of creditors, has a trustee or receiver appointed for any or all of its assets, is insolvent or fails or is unable to pay, its debts when due.

(b) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-Defaulting Party”) may terminate this Agreement, by providing the Defaulting Party with at least 30 days’ notice. No termination of this Agreement shall, however, relieve any party of the obligation to pay any other party any sums due such other party under this Agreement.

(c) No Limit on Default Remedies. This Section 15 is not intended to and shall not be construed as limiting any rights or remedies any party may otherwise have at law or in equity or pursuant to the provisions of this Agreement or the Master Agreement in connection with any breach or default by the other party under this Agreement.

(d) Meaning of Party. For purposes of this Section 15, the term Party shall mean, on the one hand, CES and Cargill collectively, and, on the other hand, Client, it being understood that in the case of an Event of Default with respect to CES or Cargill as the Defaulting Party only Client may be considered to be the Nondefaulting Party, and in the case of an Event of Default with respect to Client as the Defaulting Party both CES and Cargill may be considered to be the Nondefaulting Party.

16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both of which shall constitute one and the same instrument.

17. Arbitration. All disputes and controversies arising out of this Agreement shall be subject to the dispute resolution procedures specified in Section 7(a) and Section 7(f) of the Master Agreement and, if unsuccessful, shall be settled in accordance with the arbitration provisions as set forth in Exhibit D, attached and hereby incorporated by reference.

18. Integration. This Agreement, its Exhibits, the NAESB Agreement, the Cargill Energy Services Risk Management Disclosure Document dated January 12, 2006 (and to the extent incorporated herein, the Master Agreement) set forth the complete agreement between the parties with respect to the subject matter hereof. Other than the Master Agreement and the other Goods and Services Agreement described therein, there are no collateral agreements or representations of either party that affect this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed on behalf of Client, Cargill and CES by their duly authorized representatives or officers.

_____________________________	CARGILL, INCORPORATED

By:	By:
Name:	Name:
Title:	Title:

CARGILL COMMODITY SERVICES, INC. d/b/a CARGILL ENERGY SERVICES

By:
Name:
Title:

[Signature Page to Gas Advisory Agreement]

EXHIBIT A

COMPENSATION AND HEDGING PARAMETERS -

PORTFOLIO MANAGEMENT OPTION

As compensation for CES’ services provided under the Portfolio Management Option as specifically described herein, Client shall pay CES as follows:

Client shall pay CES a monthly performance incentive fee (the “Performance Fee”) equivalent to [*] percent ([*]%) of the “Economic Value” created by CES’s services for such month. For purposes of calculating the Performance Fee, “Economic Value” means the positive difference between the Monthly Benchmarked Costs and the Monthly Actual Risk Management Costs.

For purposes of the foregoing, the following definitions shall apply:

“Monthly Actual Risk Management Price” means (for each delivery month) the sum of the actual Nymex related price and the actual basis differential for Colorado Interstate GasCo./RockyMountains price achieved by Cargill.

“Monthly Actual Risk Management Costs” means (for each delivery month) the product of (1) the actual “Monthly Actual Risk Management Price” multiplied by (2) the consumption forecast (expressed in MMBtu’s) communicated by Client to CES in writing three months prior to the beginning of the delivery month, plus any third party transaction costs charged to the Client’s account and attributed to the month.

“Monthly Benchmarked Costs” means (for each delivery month) the product of the Monthly Benchmarked Price multiplied by the consumption forecast (expressed in MMBtu’s) communicated by Client to CES in writing three months prior to the beginning of the delivery month.

“Monthly Benchmarked Price” for any particular delivery month means the weighted arithmetic average of the arithmetic average of the sum of the daily Nymex settlement price and the offered price for the basis differential at Colorado Interstate GasCo./RockyMountains for natural gas recorded over the six (6)-month period starting the later of (a) six (6) months prior to the expiry day of the delivery month contract at issue, or (b) the execution date of the Gas Risk Management Advisory Agreement.

Payment procedures:

Proceeds due Client from Cargill or due Cargill from Client with respect to Risk Management Transactions entered into by such parties will be accrued monthly.

Reasonable and customary third party transaction costs, if any, incurred by CES or Cargill for Risk Management Transactions will be for the account of Client and reflected

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

in the aforementioned proceeds. Such third party costs will be defined and limited in the Risk Management Plan.

The Performance Fee, if earned, will be calculated monthly, and shall be invoiced monthly by CES or Cargill. Each invoice shall contain such information as mutually agreed by the Parties as necessary to calculate the Performance Fee earned for the previous month. Each invoice shall be paid by Client within 30 days after it is received by Client, and may be settled by Cargill at any time after the fifth Business Day after the invoice is received by Client (or any earlier or later date as agreed to by CES or Cargill and Client) by netting pursuant to Section 6 of the Master Agreement (provided Client will not be considered to be in default unless the invoice is not paid within the 30-day period or if within the 30-day period the invoice is settled by netting pursuant to Section 6 of the Master Agreement).

Risk Management Process:

Risk Management Transactions shall not exceed a period of eighteen months (18) months from the then-current delivery month unless otherwise approved by Client.

Risk Management Transactions will be implemented in accordance with the Risk Management Plan agreed between Client and CES in writing pursuant to Section 4(c) of the Agreement.

Compensation for Additional Interest:

Client will pay Cargill for any additional interest costs associated with the implementation of the Risk Management Transactions.

Client will pay Cargill interest charges at the Interest Rate defined below on the sum of the Initial Margin Requirements and the Performance Exposure, after deduction of any cash collateral held by Cargill on behalf of Client.

The “Initial Margin Requirement” means, on the date of determination, the amount Client would have to deposit with Cargill before any hedging transactions took place, as a result of the margining requirements stated in Section 6(d) of the Master Agreement.

The Initial Margin Requirement will be equal to the total MMBtus of natural gas hedged by the Risk Management Transactions implemented multiplied by USD$ 10,000 per 10,000 MMBtu hedged. Cargill may adjust the Initial Margin Requirement as it deems necessary due to market volatility.

The “Performance Exposure” means, on the date of determination, the amount, if any, estimated by Cargill in good faith and in a commercially reasonable manner, that would be payable to Cargill if the Risk Management Transaction(s) were terminated as of such date and a payment was due to Cargill.

These charges would be in addition to any interest payable on collateral balances held in accordance with the terms and conditions of the margining requirements stated in Section 6(d) of the Master Agreement.

“Interest Rate” means a rate per annum equal to the one-month London Interbank Offered Rate for Dollar deposits as may from time to time be in effect per annum. This interest rate applied might be altered to reflect CES’ actual funding cost. Such interest shall be calculated on the basis of the actual number of days elapsed and on the basis of a year of 360 days.

The calculation of additional interest charges will be performed daily. These interest charges will be invoiced monthly together with the invoice for Performance Fee as described above under “Payment Procedures”, which invoice shall be adjusted upwards to account for and settle such charges.

EXHIBIT B

POWER OF ATTORNEY FOR “PORTFOLIO MANAGEMENT OPTION” OTC

TRANSACTIONS

Client hereby irrevocably appoints CES as Client’s agent and true and lawful attorney-in-fact, in its name, place and stead, to enter Nymex-based and physical basis gas OTC Transactions in Client’s name on behalf of Client subject to the limits set forth in the Risk Management Plan agreed upon and in effect between CES and Client pursuant to their Gas Risk Management and Advisory Agreement of even date herewith. Client hereby agrees to indemnify and hold harmless CES and its principals, affiliates and their respective agents, officers and directors from, and pay CES promptly upon demand, any and all losses, costs, indebtedness and liabilities arising therefrom; provided that Client shall not be required to indemnify CES with respect to any such losses, costs, indebtedness or liabilities arising from a transaction for which CES is responsible as specified in Section 7 of the Gas Risk Management and Advisory Agreement. Client hereby ratifies and confirms any and all transactions made by CES on behalf of or for Client within the parameters specified in the Risk Management Plan, and acknowledges that Client shall have no right of prior consultation with CES or approval of particular transactions, except to the extent such consultation is required by the Risk Management Plan. As attorney-in-fact, CES shall be, in all matters necessary or incidental to the conduct of entering Nymex-based OTC and physical basis Transactions on behalf of Client, authorized to act for Client in the same manner and with the same force and effect as Client might or could do. The foregoing power of attorney shall be deemed to be continuing and shall remain in full force and effect until such time as the Gas Risk Management and Advisory Agreement shall have been terminated pursuant to this Agreement. Such power of attorney may not be modified or limited orally or by any course of dealing between CES and Client; any such modification or limitation being required to be in writing to be of any force or effect. This Power of Attorney shall be construed and governed by the laws of the State of New York without regard to principles of conflicts of laws.

Dated as of                     , 2006.

___________________________	CARGILL COMMODITY SERVICES, INC. d/b/a CARGILL ENERGY SERVICES

By:	By:
Name:	Name:
Title:	Title:

EXHIBIT C

RISK DISCLOSURE STATEMENT

THE RISK OF LOSS IN TRADING COMMODITIES CAN BE SUBSTANTIAL. YOU SHOULD THEREFORE CAREFULLY CONSIDER WHETHER SUCH TRADING IS SUITABLE FOR YOU IN LIGHT OF YOUR FINANCIAL CONDITION. IN CONSIDERING WHETHER TO TRADE OR TO AUTHORIZE SOMEONE ELSE TO TRADE FOR YOU, YOU SHOULD BE AWARE OF THE FOLLOWING:

IF YOU PURCHASE A COMMODITY OPTION YOU MAY SUSTAIN A TOTAL LOSS OF THE PREMIUM AND OF ALL TRANSACTION COSTS.

IF YOU PURCHASE OR SELL A COMMODITY FUTURE OR SELL A COMMODITY OPTION YOU MAY SUSTAIN A TOTAL LOSS OF THE INITIAL MARGIN FUNDS AND ANY ADDITIONAL FUNDS THAT YOU DEPOSIT WITH YOUR BROKER TO ESTABLISH OR MAINTAIN YOUR POSITION. IF THE MARKET MOVES AGAINST YOUR POSITION, YOU MAY BE CALLED UPON BY YOUR BROKER TO DEPOSIT A SUBSTANTIAL AMOUNT OF ADDITIONAL MARGIN FUNDS, ON SHORT NOTICE, IN ORDER TO MAINTAIN YOUR POSITION. IF YOU DO NOT PROVIDE THE REQUESTED FUNDS WITHIN THE PRESCRIBED TIME, YOUR POSITION MAY BE LIQUIDATED AT A LOSS, AND YOU WILL BE LIABLE FOR ANY RESULTING DEFICIT IN YOUR ACCOUNT.

UNDER CERTAIN MARKET CONDITIONS, YOU MAY FIND IT DIFFICULT OR IMPOSSIBLE TO LIQUIDATE A POSITION. THIS CAN OCCUR, FOR EXAMPLE, WHEN THE MARKET MAKES A “LIMIT MOVE.”

THE PLACEMENT OF CONTINGENT ORDERS BY YOU OR YOUR TRADING ADVISOR, SUCH AS A “STOP-LOSS” OR “STOP-LIMIT” ORDER, WILL NOT NECESSARILY LIMIT YOUR LOSSES TO THE INTENDED AMOUNTS, SINCE MARKET CONDITIONS MAY MAKE IT IMPOSSIBLE TO EXECUTE SUCH ORDERS.

A “SPREAD” POSITION MAY NOT BE LESS RISKY THAN A SIMPLE “LONG” OR “SHORT” POSITION.

THE HIGH DEGREE OF LEVERAGE THAT IS OFTEN OBTAINABLE IN COMMODITY TRADING CAN WORK AGAINST YOU AS WELL AS FOR YOU. THE USE OF LEVERAGE CAN LEAD TO LARGE LOSSES AS WELL AS GAINS.

IN SOME CASES, MANAGED COMMODITY ACCOUNTS ARE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT AND ADVISORY FEES. IT MAY BE NECESSARY FOR THOSE ACCOUNTS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS AGREEMENT CONTAINS, AT

C-1

EXHIBITS A AND B, A COMPLETE DESCRIPTION OF EACH FEE TO BE CHARGED TO YOUR ACCOUNT BY THE COMMODITY TRADING ADVISOR.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER SIGNIFICANT ASPECTS OF THE COMMODITY MARKETS. YOU SHOULD THEREFORE CAREFULLY STUDY THIS DISCLOSURE DOCUMENT AND COMMODITY TRADING BEFORE YOU TRADE.

THIS COMMODITY TRADING ADVISOR IS PROHIBITED BY LAW FROM ACCEPTING FUNDS IN THE TRADING ADVISOR’S NAME FROM A CLIENT FOR TRADING COMMODITY INTERESTS. YOU MUST PLACE ALL FUNDS FOR TRADING IN THIS TRADING PROGRAM DIRECTLY WITH A FUTURES COMMISSION MERCHANT.

C-2

EXHIBIT D

ARBITRATION AGREEMENT

                            (“Client”), Cargill Commodity Services, Inc. d/b/a Cargill Energy Services (“CES”), and Cargill, Incorporated (“Cargill”) hereby agree that any claim, dispute or controversy (“dispute”) between Client and CES or any of CES’ employees, principals, affiliates, or agents, or its or their respective successors or assigns (“affiliated persons”) arising directly or indirectly from or otherwise in connection with: the foregoing Gas Risk Management Advisory Agreement or any other document or agreement now or hereafter existing that relates to any of Client’s accounts managed by CES; or any transaction effected pursuant to such agreement or document shall, except as provided below, be resolved by binding arbitration before a forum chosen in accordance with the following procedure.

At such time as Client notifies CES or Cargill that Client intends to submit a dispute to arbitration, or at such time as CES or any of its affiliated persons notifies Client that CES or any of its affiliated persons intends to submit a dispute to arbitration, Client will have the opportunity to choose a forum from a list of two or more qualified forums provided by CES. A “qualified forum” is an organization whose procedures for conducting arbitrations comply with the requirements of Commodity Futures Trading Commission (“CFTC”) Rule 180.2.

As required by CFTC regulations, CES or any of CES’ affiliated persons who is a party to any dispute arbitrated pursuant to this Arbitration Agreement shall pay any additional fees which may be assessed by the arbitrators for a mixed arbitration panel, unless the arbitrators determine that Client has acted in bad faith in initiating or conducting the arbitration. A “mixed arbitration panel” is an arbitration panel composed of at least one or more persons, of which at least a majority are not members or associated with a member of a contract market or employee thereof, and which are not otherwise associated with a contract market.

Any award rendered in any arbitration conducted pursuant to this Arbitration Agreement shall be final and binding on and enforceable against Client and CES or any of CES’ affiliated persons in accordance with the substantive law of New York, and judgment may be entered on any such award by any court having jurisdiction thereof.

THREE FORUMS EXIST FOR THE RESOLUTION OF COMMODITY DISPUTES: CIVIL COURT LITIGATION, REPARATIONS AT THE CFTC, AND ARBITRATION CONDUCTED BY A SELF-REGULATORY OR OTHER PRIVATE ORGANIZATION.

THE CFTC RECOGNIZES THAT THE OPPORTUNITY TO SETTLE DISPUTES BY ARBITRATION MAY IN SOME CASES PROVIDE MANY BENEFITS TO CUSTOMERS, INCLUDING THE ABILITY TO OBTAIN AN EXPEDITIOUS AND FINAL RESOLUTION OF DISPUTES WITHOUT INCURRING SUBSTANTIAL COSTS. THE CFTC REQUIRES, HOWEVER, THAT EACH CUSTOMER INDIVIDUALLY EXAMINE THE RELATIVE MERITS OF ARBITRATION AND THAT YOUR CONSENT TO THIS ARBITRATION AGREEMENT BE VOLUNTARY.

D-1

BY SIGNING THIS AGREEMENT, YOU (1) MAY BE WAIVING YOUR RIGHT TO SUE IN A COURT OF LAW; AND (2) ARE AGREEING TO BE BOUND BY ARBITRATION OF ANY CLAIMS OR COUNTERCLAIMS WHICH YOU OR CES OR ANY OF ITS AFFILIATED PERSONS MAY SUBMIT TO ARBITRATION UNDER THIS AGREEMENT. YOU ARE NOT, HOWEVER, WAIVING YOUR RIGHT TO ELECT INSTEAD TO PETITION THE CFTC TO INSTITUTE REPARATIONS PROCEEDINGS UNDER SECTION 14 OF THE COMMODITY EXCHANGE ACT WITH RESPECT TO ANY DISPUTE WHICH MAY BE ARBITRATED PURSUANT TO THIS AGREEMENT. IN THE EVENT A DISPUTE ARISES, YOU WILL BE NOTIFIED IF CES OR ANY OF ITS AFFILIATED PERSONS INTEND TO SUBMIT THE DISPUTE TO ARBITRATION. IF YOU BELIEVE A VIOLATION OF THE COMMODITY EXCHANGE ACT IS INVOLVED AND IF YOU PREFER TO REQUEST A SECTION 14 “REPARATION” PROCEEDING BEFORE THE CFTC, YOU WILL HAVE 45 DAYS FROM THE DATE OF SUCH NOTICE IN WHICH TO MAKE THAT ELECTION.

YOU NEED NOT SIGN THIS AGREEMENT TO OPEN AN ACCOUNT WITH CES. SEE 17 CFR 180.1-180.5.

___________________________________

By:
Name:
Title:
Date: , 2006

CARGILL COMMODITY SERVICES INC. d/b/a CARGILL ENERGY SERVICES

By:
Name:
Title:
Date: , 2006

CARGILL, INCORPORATED

By:
Name:
Title:
Date: , 2006

D-2